UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2012 (May 25, 2012)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York, 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2012, Delcath Systems, Inc. (the “Company”) entered into an underwriting agreement, dated May 25, 2012 (the “Underwriting Agreement”) with Cowen and Company, LLC and Wedbush Securities Inc. as Representatives of the Several Underwriters (collectively, the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters of up to 15,333,340 units (the “Units”) consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and one warrant to purchase 0.3 of a share of Commons Stock (the “Warrants”), at a combined price to the Underwriters of $1.41 per Unit, including an overallotment option of 2,000,000 shares of Common Stock and/or Warrants to purchase an additional 600,000 shares of Common Stock (the “Offering”). The shares and warrants were offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, (the “Securities Act”) in connection with an offering pursuant to the Company’s shelf registration statement on Form S-3 (File Number 333-178819). The Offering closed on May 31, 2012.

The Warrants became exercisable immediately upon issuance and will expire three years from the date of issuance. The exercise price of the Warrants is $1.65 per share of Common Stock, subject to certain adjustments. The Company does not plan on applying to list the Warrants on the NADSDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. This description of the Offering is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Underwriting Agreement and the Form of Warrant, which are filed as exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K.

The net proceeds to us from the offering are approximately $21.2 million after underwriting discounts and commissions and other estimated offering expenses payable by us, and excluding any proceeds we may receive upon exercise of the warrants to be issued in the offering.

Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Company, has issued an opinion to the Company, dated May 31, 2012, regarding the securities to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On May 31, 2012, the Company issued a press release announcing the closing of the Offering of 15,333,340 Units pursuant to the Underwriting Agreement at a public offering price of $1.50 per Unit before underwriters’ discounts and offering expenses. The 15,333,340 Units includes the full exercise of the Underwriters’ over-allotment option of 2,000,000 shares of Common Stock and/or Warrants to purchase an additional 600,000 shares of Common Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 25, 2012, between the Company, Cowen and Company, LLC and Wedbush Securities Inc. as Representatives of the Several Underwriters

4.1	Form of Warrant to purchase shares of Common Stock

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Press Release of Delcath Systems, Inc., dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: May 31, 2012	By:	/s/ Peter J. Graham
Name: Peter J. Graham
Title: Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 25, 2012, between the Company, Cowen and Company, LLC and Wedbush Securities Inc. as Representatives of the Several Underwriters

4.1	Form of Warrant to purchase shares of Common Stock

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Press Release of Delcath Systems, Inc., dated May 31, 2012